Exhibit 16.2

HANSEN, BARNETT & MAXWELL

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

December 13, 2006

Securities & Exchange Commission

Washington D.C. 20549

Ladies and Gentlemen,

We have read the statements included under Item 4.01, Changes in Registrant’s Certifying Accountant, in the Form 8-K dated December 11, 2006, of CCI Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements therein insofar as they relate to our firm.

Sincerely,

                                                                               /s/ Hansen Barnett & Maxwell

HANSEN, BARNETT & MAXWELL